Exhibit 5.1

               ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                         1290 Avenue of the Americas
                          New York, New York 10104

                                   December 24, 1998

Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011

          Re:  Barnes & Noble, Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Barnes & Noble, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 450,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") on behalf of certain of the Company's stockholders.

          We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that:

          (a) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

          (b) The 450,000 shares of Common Stock being registered for the account of certain of the Company's stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus consisting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Robinson Silverman Pearce
                                          Aronsohn & Berman LLP